UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 17, 2010
SoundBite Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33790	04-3520763

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Crosby Drive Bedford, Massachusetts	01730

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 897-2500

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 11, 2010, we announced that Diane Albano has been appointed as our Executive Vice President of Sales and Client Management, effective March 15, 2010. Ms. Albano will be responsible for the global sales, services and delivery strategy of our proactive customer communications offering.
     Diane Albano served as Senior Vice President of Worldwide Sales of Workscape, Inc., a provider of human resources solutions, from October 2008 to September 2009. From January 2008 to August 2008, she served as Executive Vice President—Worldwide Sales of FAST Search & Transfer, a provider of enterprise search solutions that was acquired by Microsoft Corporation in April 2008. Ms. Albano was employed by Progress Software Corporation, a supplier of application infrastructure software and services for business applications, as Vice President of North American Operations from June 2005 to December 2005 and as Vice President, Americas Operations from December 2005 to January 2008. From May 2003 to March 2005, she served as Vice President, Global Account Sales of Thomson NETg (subsequently acquired by SkillSoft plc), a supplier of enterprise learning solutions. Ms. Albano is 55 years old.
     Concurrently with the commencement of Ms. Albano’s employment on March 15, 2010, we entered into an executive retention agreement, a change in control agreement and an indemnification agreement with Ms. Albano. The principal terms of each of these agreements are summarized below.
Executive Retention Agreement
     On March  29, 2010, we entered into an executive retention agreement with Ms. Albano generally providing that if we terminate her employment without cause (as defined below) or if she terminates her employment for good reason (as defined below), she will be entitled to receive, within 30 days after the date of termination, a cash payment equal to the sum of:
•	accrued base salary, commission and vacation pay;

•	the product of (a) her annual bonus for the most recently completed fiscal year multiplied by (b) a fraction, the numerator of which will be the number of days elapsed in the current fiscal year through the termination date and the denominator of which will be 365; and

•	the amount of her highest base salary received in the six-month period preceding the termination date.
The executive retention agreement provides that Ms. Albano will be entitled to continue to receive specified benefits for six months after the termination date.
     The executive retention agreement also contains provisions applicable in the event payments due under the executive retention agreement would result in tax penalties under Sections 280G and 4999 of the Internal Revenue Code. Those Code sections generally may impose certain tax penalties on our company or Ms. Albano if the amount of severance payments to Ms. Albano following a Change in Ownership or Control (as defined in the Code) exceeds certain limits. Under the provisions of the executive retention agreement, the amount of the benefits that Ms. Albano will be entitled to receive under her executive retention agreement will be reduced by an amount necessary to avoid triggering any penalty taxes if, and only if, the reduction would result in greater net after-tax benefits to Ms. Albano.
     For purposes of the executive retention agreement, the term “cause” means termination due to Ms. Albano’s willful misconduct, gross negligence or criminal misconduct in connection with the performance of her duties. The term “good reason” generally means (a) a diminution in Ms. Albano’s position, authority or responsibilities, (b) a reduction in her salary or benefits, or (c) her relocation to a worksite more than 50 miles from our current corporate headquarters.
     The form of the executive retention agreement is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Change in Control Agreement
     On March 29, 2010, we entered into a change in control agreement with Ms. Albano general providing that:
•	25% of her unvested options will accelerate and vest upon a change in control (as defined below), except that all of the unvested options will accelerate and vest if appropriate arrangements are not made for the continuation of those options following the change in control; and

•	all of the her then-unvested options will accelerate and vest if, within six months after a change in control, (a) her employment is terminated without cause (as defined above under “Executive Retention Agreements”), (b) her position, authority or responsibilities are diminished, or (c) her worksite is relocated more than 50 miles from her prior location.
     For purposes of the change in control agreement, the term “change in control” means (a) our sale of all or substantially all of our assets or (b) our merger or consolidation with another entity in a transaction in which shares of our stock outstanding immediately prior to the transaction represent (or are exchanged for) less than a majority of the stock of the surviving entity.
     The form of the change in control agreement is filed as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference.
Indemnification Agreement
     On March 29, 2010, we entered into an indemnification agreement with Ms. Albano in the form that we enter into with each person who serves as one of our directors and executive officers from time to time. The provisions of the indemnification agreement provide for our indemnification of Ms. Albano, as one of our officers, that is broader than the indemnification provisions contained in our certificate of incorporation. The indemnification agreement may require us, among other things, to indemnify Ms. Albano for some expenses (including attorneys’ fees), judgments, fines and settlement amounts paid or incurred by Ms. Albano in an action or proceeding arising out of her service as one of our officers.
     For more information about the terms of the indemnification agreement, please see the form of indemnification agreement filed as Exhibit 10.17 to amendment no. 3 to our registration statement on Form S-1 filed with the SEC on August 17, 2007 and incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment of Compensatory Arrangements with Outside Directors
     On March 17, 2010, the board of directors amended and restated our Compensatory Arrangements with Outside Directors to provide that:
•	each Outside Director shall be granted, as of each annual stockholder meeting, an option exercisable to purchase 14,500 shares (rather than 13,000 shares, as previously provided) of our common stock; and

•	an Outside Director shall be granted, as of the date on which he or she first joins the board, an option exercisable to purchase 29,000 shares (rather than 25,000 shares, as previously provided) of our common stock.
For these purposes, an Outside Director is a director who is neither (a) employed by us nor (b) affiliated with a person or entity that beneficially owns five percent or more of our common stock.
     The board approved the amendment upon the recommendation of its Nominating and Corporate Governance Committee, which based its recommendation in part on advice and resources, including information as to competitive market practices, provided by an independent compensation consulting firm.
     A copy of the Compensatory Arrangements with Outside Directors, as amended and restated as of March 17, 2010, is filed as Exhibit 10.4 to this current report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description
10.1	Executive Retention Agreement, dated as of March 29, 2010, entered into by and between SoundBite Communications, Inc. and Diane Albano

10.2	Change in Control Agreement, dated as of March 29, 2010, entered into by and between SoundBite Communications, Inc. and Diane Albano

10.3	Form of Indemnification Agreement, dated as of March 29, 2010, entered into by and between SoundBite Communications, Inc. and Diane Albano [incorporated by reference from Exhibit 10.17 to Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 17, 2007]

10.4	Compensatory Arrangements with Outside Directors (Amended and Restated as of March 17, 2010)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2010	SOUNDBITE COMMUNICATIONS, INC.
	By:	/s/ Robert C. Leahy
Robert C. Leahy
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Retention Agreement, dated as of March 29, 2010, entered into by and between SoundBite Communications, Inc. and Diane Albano

10.2	Change in Control Agreement, dated as of March 29, 2010, entered into by and between SoundBite Communications, Inc. and Diane Albano

10.3	Form of Indemnification Agreement, dated as of March 29, 2010, entered into by and between SoundBite Communications, Inc. and Diane Albano [incorporated by reference from Exhibit 10.17 to Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 17, 2007]

10.4	Compensatory Arrangements with Outside Directors (Amended and Restated as of March 17, 2010)

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